Exhibit 99.1

Marvell Technology Group Ltd. Reports Preliminary Revenue for
Third Quarter of Fiscal 2007

Santa Clara, California (November 16, 2006) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications, and consumer silicon solutions, today reported preliminary, unaudited revenue for its third fiscal quarter ended October 28, 2006.

Net revenue for the third quarter of fiscal 2007 was $520.4 million, an increase of 22% over net revenue of $426.0 million for the third quarter of fiscal 2006 and a 9% sequential decrease from net revenue of $574.0 million for the second quarter of fiscal 2007.

All results reported are preliminary because Marvell is in the midst of a previously announced internal review by a special committee of its Board of Directors relating to the Company’s historical stock option practices and related accounting matters. The special committee is conducting its review with the assistance of independent legal counsel and outside accounting experts.  The Company does not expect to be in a position to announce additional financial results for the third quarter until the special committee has completed its review and the Company has completed the restatement of its historical financial statements.  Please refer to the Reports on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 and October 17, 2006 for further information about the internal review and the determination to restate historical financial statements.  The special committee is working to complete its stock option review in a timely manner; however, in light of the review, Marvell does not expect to be in a position to file its Form 10-Q for the third fiscal quarter by the December 7, 2006 filing deadline or the permitted extension to December 12, 2006.

“Although we are disappointed with our sequential decline in revenue this last quarter, we remain excited about our continued strong positioning for growth as we expand our presence into many new large volume markets” stated Dr. Sehat Sutardja, Marvell’s President and CEO.  “In particular we are very excited to have now closed our purchase of Intel’s application and communications processor business earlier this month.  We are fortunate to have this tremendous opportunity for such a talented group of employees, proven world class technology and strong customers to join the Marvell family.”

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its third  quarter financial results.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until November 16, 2007.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to our financial results for the third fiscal quarter of 2007, our expectations regarding the announcement of additional financial results for its third fiscal quarter of 2007 and our expectations regarding the filing of our Form 10-Q for that quarter.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the timing and outcome of the special committee’s review and the conclusions of the special committee resulting from that review, actions that may be taken or required as a result of the special committee’s review, and actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, with respect to our stock option practices.  In particular, Marvell may be required to make adjustments to its financial results for the second and third fiscal quarters of 2007, as well as its financial results previously reported for prior periods, as a result of the special committee’s review.  Those adjustments could have a material adverse effect on our results of operations for those periods. When the review is complete and Marvell files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the special committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the section titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, the section titled “Additional Risk Factors” in Marvell’s current report on Form 8-K filed on October 17, 2006, and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements.

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